SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2003

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1676 International Drive
McLean, VA 22102
(Address of principal executive offices)

(703) 747-3000
(Registrant’s telephone number, including area code)

Item 5.  Other Events

      On January 30, 2003, BearingPoint, Inc. (the “Company”) announced its financial results for the second quarter of fiscal 2003.

      The Company reported gross revenue of $807.9 million for the second quarter of fiscal year 2003, compared to $593.2 million for the second quarter of the prior year and $747.6 million in the previous quarter of this fiscal year. The increase in gross revenue represents 36.2% growth over the second quarter of the prior year and growth of 8.1% over the previous quarter ended September 30, 2002. Similarly, net revenue increased 43.7% over the second quarter of the prior year and increased 7.7% over the previous quarter. The growth in revenue was in large part the result of recent acquisitions and other transactions.

      The Company reported net income of $16.4 million and earnings per share of $0.09 for the second quarter of fiscal year 2003, compared to net income of $6.6 million and earnings per share of $0.04 in the second quarter of fiscal year 2002. The second quarter results for the Company’s prior fiscal year included the impact of a non-operating charge that pertained predominantly to a workforce reduction program. Excluding the impact of this non-operating charge in the prior fiscal year, net income would have been $19.4 million and earnings per share would have been $0.12 for the second quarter of fiscal year 2002.

      Highlights from the current quarter results include the following key performance items:

•
Net income per share of $0.09 in the second quarter of fiscal year 2003 is consistent with guidance set forth at the beginning of the quarter. The Company generated $36.1 million in operating income for the quarter. These results reflect the positive impact from revenue growth and ongoing cost control initiatives, which were partially offset by additional expenses associated with the acquisitions and other transactions and rebranding. The cost of our rebranding effort increased from $6.8 million in the first quarter of fiscal year 2003 to $15.0 million, or $0.05 per share, in the second quarter.

•
Gross revenue in the December 2002 quarter for our pre-acquisition business was essentially flat, based on management’s estimates, compared to the quarter ended December 31, 2001 and down slightly compared with the previous quarter. The sequential quarterly decline is primarily a result of the seasonality impact on the December quarter compared with the September quarter. Year over year results were primarily attributable to positive growth of gross revenue in three North America business units (Public Services, Financial Services and Consumer and Industrial Markets) and in our pre-acquisition international units. Our pre-acquisition business includes our operations in North America (including the personnel hired from Andersen Business Consulting U.S.) and our Asia Pacific, Latin America, Israeli and Irish businesses before the acquisitions of international Andersen Business Consulting units and the German, Austrian and Swiss consulting practices formerly known as KPMG Consulting AG (KCA).

•
Public Services, the Company’s largest business unit, generated gross revenue of $261.1 million, a 2.2% decrease from the previous quarter but a 10.4% increase from the quarter ended December 31, 2001. Although revenue declined versus the previous quarter, gross revenue per business day remained steady at $4.2 million and operating income declined only $1.3 million to $76.7 million.

•
Our acquisitions significantly expanded our international presence and diversified our revenue base. For the quarter ended December 31, 2001, North America generated 92.2% of gross revenue, with Asia Pacific, Latin America and Europe, Middle East and Africa (EMEA) contributing 6.0%, 1.4% and 0.4%, respectively. By comparison, for the quarter ended December 31, 2002, North America contributed 66.5% of gross revenue, with Asia Pacific, Latin America and EMEA providing 9.6%, 2.4% and 21.5%, respectively.

      The Company continues to effectively manage its cost structure and focus on the following key performance indicators:

•
Other direct contract expenses, as a percentage of gross revenue, decreased to 22.2% compared to 26.2% in the second quarter of the prior year. The improvement as a percentage of gross revenue was primarily due to the Company’s concerted effort to limit the use of subcontractors and travel expenses. Overall, the expenses increased $23.5 million to $179.0 million when compared to $155.5 million in the second quarter of the prior year, which is attributable to the aforementioned acquisitions and other transactions.

•
Professional compensation costs increased by $109.0 million to $356.7 million when compared to the second quarter of the prior year, principally due to the additional headcount from the aforementioned acquisitions and other transactions. The second quarter of the prior year included $17.7 million ($11.3 million post-tax) in charges pertaining to a workforce reduction program. The Company announced on January 15, 2003 that it plans to reduce its current workforce by approximately 450 to 550 employees, or approximately 3% of its total workforce, in order to balance capacity with demand for services. As previously announced, the Company anticipates that the pre-tax charge relating to this action, which will be recorded in the third quarter of this fiscal year, will be in the range of $17 million to $23 million. This charge will be partially offset by savings in professional compensation expense due to the related reduction in staff. Separately, the Company announced a reduction in workforce of approximately 700 personnel in the KCA practices. The expenses associated with this reduction were previously accounted for as part of the acquisition of KCA, and as a result, the Company does not expect to take a non-operating charge to earnings.

•
Other costs of service, as a percentage of gross revenue, decreased to 9.1% compared to 9.6% in the second quarter of the prior year. Although the percentage of gross revenue decreased, the overall expenses increased by $16.4 million to $73.4 million, when compared to the second quarter of the prior year, which included a $2.5 million ($1.5 million post-tax) charge that related to the impairment of third-party software licenses. This increase was primarily due to the additional expenses resulting from the aforementioned acquisitions and other transactions, partially offset by lower levels of bad debt expense and tighter control on discretionary expenses.

•
Selling, general and administrative expenses increased by $47.6 million to $162.6 million compared to the second quarter of the prior year. This increase is principally due to $15.0 million of rebranding costs, which impacted the Company’s earnings per share by $0.05 in the quarter, $7.1 million of amortization expense related to purchased intangibles and the impact of the various acquisitions and other transactions. These increases were partially offset by reduced discretionary spending and cost control initiatives.

•
Days sales outstanding (DSO) of 66 days as of December 31, 2002 was higher than the 56 days in the second quarter of the prior year but lower than the 69 days recorded in the previous quarter. This increase over the prior year was predominantly due to the acquisition of our German consulting practice, as their historic DSO is higher than BearingPoint’s. The increase in DSO was partially offset by the Company’s effort to enhance its cash collections and review processes.

SELECTED FINANCIAL DATA

	Q2 Dec. 31, 2002		Q1 Sept. 30, 2002		Q4 Jun. 30, 2002		Q3 Mar. 31, 2002	Q2 Dec. 31, 2001
US dollars in thousands, except per share data
Revenue	$807,911		$747,560		$583,213		$582,305	$593,218
Expenses	774,801	(a)	716,892	(a)	560,421		532,831	575,077
Net Income - GAAP Basis	16,389		15,181		404		23,748	6,594
Operating Earnings	16,389		15,181		24,128	(b)	23,748	19,377	(b)
Net Income Applicable to Common Shares	16,522		15,314		537		23,862	6,708
Common Shares Outstanding (Operating):
Average - Diluted	190,488,475		173,044,097		160,200,079		160,488,066	158,340,791
Period End	189,545,120		189,529,120		157,666,159		158,009,240	156,689,722
Earnings per Share:
GAAP Basis - Basic and Diluted	$0.09		$0.09		$0.00		$0.15	$0.04
Operating Basis - Basic and Diluted	$0.09		$0.09		$0.15	(b)	$0.15	$0.12	(b)
Utilization Rate (Total NA)	62%		64%		71%		70%	65%
Gross Billing Rate (Total NA)	$217		$217		$226		$229	$230
Average Billable Headcount (Global)	14,361		12,692	(c)	7,815		7,875	8,289
Total Headcount (Period End)	16,689		16,915		9,328		9,176	9,669

Note: All North America statistics include the impact of the personnel hired from Andersen Business Consulting – U.S. Prior quarter amounts have been reclassified to conform with current year presentation.
(a)	Includes rebranding costs of $15.0 million ($8.9 million post-tax) in Q2 FY 2003 and $6.8 million ($4.0 million post-tax) in Q1 FY 2003.
(b)	Excludes one-time non-operating items.
(c)	Average headcount based upon timing of acquisitions and other transactions.

Reconciliation of Net Income to Operating Earnings

Net Income - GAAP Basis	$16,389	$15,181	$404	$23,748	$6,594
Non-operating Charges (post-tax):
Impairment of Equity Investments	—	—	16,023	—	—
Workforce Reduction Program	—	—	3,091	—	11,283
Software Licenses Impairment Charge	—	—	3,017	—	1,500
Other	—	—	1,593	—	—

Operating Earnings	$16,389	$15,181	$24,128	$23,748	$19,377

STATEMENTS OF INCOME—QUARTERLY

US dollars in thousands, except per share data	Q2 Dec. 31, 2002	Pct. of Revenue	Q1 Sept. 30, 2002	Pct. of Revenue	Q2 Dec. 31, 2001	Pct. of Revenue
Revenue	$807,911	100.0%	$747,560	100.0%	$593,218	100.0
Other Direct Contract Expenses	(179,035)	(22.2)	(163,398)	(21.9)	(155,543)	(26.2)

Net Revenue	628,876	77.8	584,162	78.1	437,675	73.8

Costs of Service
Professional Compensation	356,728	44.2	344,847	46.1	247,746	41.8
Other Costs of Service	73,431	9.1	65,356	8.7	57,000	9.6

Total Costs of Service	430,159	53.2	410,203	54.9	304,746	51.4

Gross Margin	198,717	24.6	173,959	23.3	132,929	22.4
Selling, General & Administrative	162,576 (a)	20.1	142,450 (a)	19.1	114,990	19.4

Operating Income	36,141	4.5	31,509	4.2	17,939	3.0
Interest Income / (Expense), Net	(2,753)	(0.3)	(1,097)	(0.1)	27	0.0
Other	(278)	(0.0)	256	0.0	175	0.0

Income before Taxes	33,110	4.1	30,668	4.1	18,141	3.1
Income Tax Expense	16,721	2.1	15,487	2.1	11,547	1.9

Net Income—GAAP Basis	16,389	2.0	15,181	2.0	6,594	1.1
Non-operating Charges (post-tax):
Workforce Reduction Program	—	—	—	—	11,283	1.9
Software Licenses Impairment Charge	—	—	—	—	1,500	0.3

Operating Earnings	$16,389	2.0	$15,181	2.0	$19,377	3.3

Performance Metrics
Net Income Applicable to Common	$16,522		$15,314		$6,708
Basic and Diluted Net Income per Share—GAAP Basis	$0.09		$0.09		$0.04
Basic and Diluted Operating Earnings per Share	$0.09		$0.09		$0.12
Utilization Rate (Total NA)	62%		64%		65%
Efficiency Rate (Total NA)	74%		72%		76%
Days Sales Outstanding (DSO)	66		69		56

Note: All North America statistics include the impact of the personnel hired from Andersen Business Consulting—U.S. Prior quarter amounts have been reclassified to conform with current year presentation.
(a)	Includes rebranding costs of $15.0 million ($8.9 million post-tax) in Q2 FY 2003 and $6.8 million ($4.0 million post-tax) in Q1 FY 2003.

BALANCE SHEET

US dollars in thousands	Dec. 31, 2002	Jun. 30, 2002
ASSETS
Current Assets:
Cash and Cash Equivalents	$49,307	$203,597
Accounts Receivable, Net	373,500	246,792
Unbilled Revenues, Net	206,501	128,883
Other Current Assets	87,342	67,941

Total Current Assets	716,650	647,213
Property and Equipment, Net	103,090	60,487
Goodwill and Other Intangible Assets, Net	1,061,458	163,315
Other Assets	14,818	24,116

Total Assets	$1,896,016	$895,131

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Notes Payable	$39,074	$1,846
Acquisition Obligation	22,091	16,653
Accounts Payable and Other Current Liabilities	464,585	264,796

Total Current Liabilities	525,750	283,295
Long Term Portion of Notes Payable	253,300	—
Other Long Term Liabilities	49,616	9,966

Total Liabilities	828,666	293,261
Total Equity	1,067,350	601,870

Total Liabilities and Equity	$1,896,016	$895,131

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s operations that are based on the Company’s current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance because they involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or the Company’s future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s actual results may differ from the forward-looking statements for many reasons, including:

—	the business decisions of the Company’s clients regarding the use of the Company’s services;

—	the timing of projects and their termination;

—	the availability of talented professionals to provide the Company’s services;

—	the pace of technological change;

—	the strength of the Company’s joint marketing relationships;

—	the actions of the Company’s competitors; and

—	unexpected difficulties associated with the Company’s recent acquisitions, group hires and other transactions involving BearingPoint GmbH and the former Andersen Business Consulting Practices.

In addition, the Company’s results and forward-looking statements could be affected by general domestic and international economic and political conditions, including the current slowdown in the economy, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in the Company’s industry. For a more detailed discussion of certain of these factors, see “Factors Affecting Future Financial Results” that is attached as Exhibit 99.1 to the Company’s Form 10-Q for the quarter ended September 30, 2002, “Factors Affecting Future Financial Results” in the Company’s most recent Form 10-K and similar sections in the Company’s filings with the Securities and Exchange Commission, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. The Company cautions the reader that these risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those implied by any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2003	BearingPoint, Inc.

	By:	/s/ David W. Black
David W. Black Executive Vice President, General Counsel and Secretary